Exhibit l.5

[Letterhead of Sutherland Asbill & Brennan LLP]

January 23, 2014

Oxford Lane Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Re:	Oxford Lane Capital Corp. Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Oxford Lane Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on July 3, 2013 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 in aggregate offering amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) subscription rights to purchase Common Stock (the “Rights”) and (iv) debt securities (and together with the shares of Common Stock, the shares of Preferred Stock and the Rights, the “Securities”). The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

This opinion letter is rendered in connection with (i) the issuance by the Company of 8,042,746 non-transferable Rights to subscribe for up to 4,021,373 shares (collectively, the “Shares”) of the Company’s Common Stock, pursuant to a rights offering, and (ii) the prospective issuance and sale of the Shares upon exercise of such Rights, as described in the prospectus supplement, dated as of January 23, 2014, filed with the Commission pursuant to Rule 497 under the Securities Act (the “Prospectus Supplement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus Supplement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

Oxford Lane Capital Corp.

January 23, 2014

(i)	The Articles of Amendment and Restatement of the Company, as amended by the Articles Supplementary thereto, dated as of November 13, 2013 (and as amended by Annex A and Annex B thereto, the “Articles Supplementary”), certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland;

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iii)	The form of subscription certificate evidencing the Rights, in the form attached as Exhibit d.5 to the Registration Statement (the “Form Subscription Certificate”);

(iv)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date; and

(v)	The resolutions of the board of directors of the Company, or a duly authorized committee thereof, relating to, among other things, the authorization and approval of (a) the preparation and filing of the Registration Statement, (b) the issuance, offer and sale of the Securities pursuant to the Registration Statement and (c) the authorization and issuance of the Rights and the authorization, issuance, offer and sale of the Shares upon exercise of the Rights pursuant to the Registration Statement and the Prospectus Supplement, certified as of the date hereof by an officer of the Company.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the issuance of the Rights or the offer, issuance and sale of the Shares pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether enforceability is considered in a proceeding in equity or at law and (c) an implied covenant of good faith and fair dealing, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

Oxford Lane Capital Corp.

January 23, 2014

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the final terms and conditions of the issuance of the Rights and the issuance, offer and sale of the Shares upon exercise thereof, including those relating to the amount of Rights to be issued and the exercise price thereof (the “Exercise Price”), the amount of Shares to be issued, offered and sold upon exercise thereof and the period during which the Rights may be exercised (the “Subscription Period”), have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Charter and Bylaws and the Resolutions, and are consistent with the descriptions thereof in the Prospectus Supplement; (ii) the Rights are exercised in accordance with their terms as described in the Prospectus Supplement; (iii) the subscription certificates evidencing the Rights upon their issuance do not differ in any respect relevant to the opinions set forth below from the Form Subscription Certificate; (iv) the Shares have been delivered to, and the Exercise Price has been fully paid at the time of such delivery by, the purchasers thereof; (v) upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; and (vi) the Certificate of Good Standing remains accurate and the Registration Statement remains effective at the time of the issuance of the Rights, at all times during the Subscription Period, and at the time of the issuance and sale of the Shares, we are of the opinion that:

1.	the Rights will represent legal and binding obligations of the Company; and

2.	the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP